SAFEWAY INC. ANNOUNCES
FIRST QUARTER
2013 RESULTS

U.S. Market Share Gains Continue

Contact: Melissa Plaisance (925) 467-3136
Christiane Pelz (925) 467-3832

Pleasanton, CA - April 25, 2013

Results From Operations
Safeway Inc. today reported net income of $0.49 per diluted share for the first quarter of 2013. This includes tax benefits of $0.14 per diluted share, of which $0.07 was contemplated in our annual guidance. These results compare with income from continuing operations in the first quarter of 2012 of $0.30 per diluted share. Other highlights of the quarter include:

•	Our fourth consecutive quarter of U.S. market share gains in both the supermarket channel and in all outlets.

•	An identical-store sales increase of 1.5% (excluding fuel), which was positively impacted by a calendar shift* of 0.4% and negatively impacted by a shift to generic drugs of 0.9%.

•	A unit volume increase of 0.5%, which was also positively impacted by the calendar shift.*

"We are pleased that we continued to see market share gains in the first quarter," said Steve Burd, Chairman and CEO. "Just for U™ usage continues to grow, and our partner fuel reward program is rolling out on schedule and resonating well with consumers."

"In addition," said Burd, "the successful IPO of Blackhawk Network Holdings last week highlights the value we are creating for our stockholders. The proceeds from our sale of Blackhawk stock were used to pay down debt."

Sales and Other Revenue
Total sales were $10.0 billion in the first quarter of 2013, essentially flat compared to the first quarter of 2012. An identical-store sales increase of 1.5% (excluding fuel) was offset primarily by the disposition of Genuardi's stores in 2012 and lower fuel sales in 2013.

Gross Profit
Gross profit declined 14 basis points to 26.70% of sales in the first quarter of 2013 compared to 26.84% of sales in the first quarter of 2012. Excluding the 15 basis-point impact from fuel sales, gross

*
Safeway's fiscal year 2012 ended on December 29, 2012 and therefore did not capture all New Year's holiday sales. These sales fell into the first quarter of 2013. Identical-store sales and unit volume were positively impacted by 0.4% as a result of this shift.

profit declined 29 basis points due primarily to investments in price, partially offset by improved pharmacy gross margin and reduced advertising expense.

Operating and Administrative Expense
Operating and administrative expense decreased five basis points to 24.90% of sales in the first quarter of 2013 from 24.95% of sales in the first quarter of 2012. Excluding the 17 basis-point impact of lower fuel sales, operating and administrative expense margin decreased 22 basis points primarily due to lower depreciation, utilities and other store occupancy costs.

Operating Profit
Operating profit margin declined 10 basis points to 1.80% in the first quarter of 2013 from 1.90% in the first quarter of 2012. Excluding fuel, operating profit declined seven basis points.

Interest Expense
Interest expense decreased to $65.0 million in the first quarter of 2013 from $71.4 million in the first quarter of 2012 because of lower average interest rates and lower average borrowings.

Income Taxes
Income tax expense was 2.1% of pre-tax income in the first quarter of 2013. In the first quarter of 2013, Safeway withdrew $68.7 million from the accumulated cash surrender value of corporate-owned life insurance ("COLI") policies purchased in the early1980s and determined that a majority of remaining cash surrender value would be received in the future through tax-free death benefits. Consequently, Safeway reversed deferred taxes on that remaining cash surrender value and reduced income tax expense by $17.2 million. In addition, income tax expense in the first quarter of 2013 was reduced by $16.7 million due to the resolution of federal income tax matters. Excluding these items, income tax expense was 30.0% of pre-tax income in the first quarter of 2013 compared to 34.0% of pre-tax income in the first quarter of 2012.

Discontinued Operations
In January 2012, Safeway announced the planned sale or closure of its Genuardi's stores. In the first quarter of 2012, Safeway closed three of the Genuardi's stores and incurred impairment and lease exit losses of $14.2 million ($8.6 million, net of tax). The disposition of Genuardi's was completed during 2012.

Cash Flow
Net cash flow used by operating activities increased to $555.2 million in the first quarter of 2013 from $541.8 million in 2012 due primarily to an increase in the use of cash for working capital.

Net cash flow used by investing activities declined to $71.6 million in the first quarter of 2013 from $273.0 million in 2012 primarily due to lower capital expenditures in 2013 and cash received from proceeds on COLI policies in 2013, partially offset by lower proceeds from the sale of property in 2013.

Net cash flow provided by financing activities increased to $571.1 million in the first quarter of 2013 from $220.6 million in 2012 due primarily to the repurchase of stock in 2012, partly offset by lower proceeds from the issuance of debt in 2013.

Capital Expenditures
Safeway invested $144.9 million in capital expenditures in the first quarter of 2013. For the year, Safeway expects to invest approximately $1.0 billion to $1.1 billion in capital expenditures.

Stock Repurchases
Safeway did not repurchase any shares of its common stock during the first quarter of 2013 under its previously announced share repurchase program. The remaining board authorization for stock repurchases at quarter-end was approximately $0.8 billion.

Guidance
Safeway's guidance for 2013 remains unchanged at $2.25 to $2.45 earnings per diluted share. Half of the $0.14 per diluted share of tax benefits was anticipated in the original earnings guidance and half was not. However, the unanticipated tax benefits roughly offset the expected dilution to Safeway's earnings from the Blackhawk IPO. Guidance for nonfuel ID sales growth remains at 2% to 3%, operating profit margin change, excluding fuel, at flat to a positive 10 basis points, and free cash flow at $850 million to $950 million.

About Safeway
Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,638 stores in the United States and Canada. The company's common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call
Safeway's investor conference call discussing first-quarter results will be broadcast live over the internet at www.safeway.com/investor_relations at 8:00 a.m. PT on April 25, 2013. Click on Upcoming Events to access the call. A replay will be available via webcast for approximately one week following the conference call.
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This press release and related conference call contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, earnings per share, sales growth, profit margins, free cash flow, capital expenditures and tax rates. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share amounts)
(Unaudited)

	12 Weeks Ended
	March 23, 2013	March 24, 2012

Sales and other revenue	$9,994.0	$10,003.0
Cost of goods sold	(7,325.5)	(7,317.8)
Gross profit	2,668.5	2,685.2
Operating and administrative expense	(2,488.7)	(2,495.4)
Operating profit	179.8	189.8
Interest expense	(65.0)	(71.4)
Other income, net	6.6	5.3
Income before income taxes	121.4	123.7
Income taxes	(2.6)	(42.1)
Income from continuing operations, net of tax	118.8	81.6
Loss from discontinued operations, net of tax	—	(8.6)
Net income before allocation to noncontrolling interests	118.8	73.0
Noncontrolling interests	0.1	(0.1)
Net income attributable to Safeway Inc.	$118.9	$72.9

Basic earnings (loss) per common share:
Continuing operations	$0.50	$0.30
Discontinued operations	—	(0.03)
Total	$0.50	$0.27
Diluted earnings (loss) per common share:
Continuing operations	$0.49	$0.30
Discontinued operations	—	(0.03)
Total	$0.49	$0.27
Weighted average shares outstanding:
Basic	237.4	271.4
Diluted	238.6	271.9

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except per-share amounts)
(Unaudited)

	March 23, 2013	Year-end 2012
ASSETS
Current assets:
Cash and equivalents	$295.0	$352.2
Receivables	592.8	909.0
Merchandise inventories	2,885.0	2,562.0
Prepaid expense and other current assets	434.9	344.7
Total current assets	4,207.7	4,167.9
Total property, net	9,068.5	9,224.6
Goodwill	468.9	471.5
Investment in unconsolidated affiliate	192.2	191.7
Other assets	506.0	601.3
Total assets	$14,443.3	$14,657.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of notes and debentures	$832.5	$294.0
Current obligations under capital leases	38.3	36.2
Accounts payable	2,389.3	3,125.0
Accrued salaries and wages	425.3	460.9
Deferred income taxes	45.7	45.7
Other accrued liabilities	575.2	643.8
Total current liabilities	4,306.3	4,605.6
Long-term debt:
Notes and debentures	4,899.2	4,831.9
Obligations under capital leases	402.4	411.6
Total long-term debt	5,301.6	5,243.5
Deferred income taxes	187.4	178.5
Pension and post-retirement benefit obligations	879.4	914.5
Accrued claims and other liabilities	772.8	781.5
Total liabilities	11,447.5	11,723.6

Stockholders' equity:
Common stock: par value $0.01 per share; 1,500 shares authorized; 607.1 and 605.3 shares issued	6.1	6.1
Additional paid-in capital	4,517.0	4,505.6
Treasury stock at cost: 366.1 and 365.8 shares	(9,128.8)	(9,119.8)
Accumulated other comprehensive loss	(90.3)	(73.8)
Retained earnings	7,686.5	7,609.8
Total Safeway Inc. equity	2,990.5	2,927.9
Noncontrolling interests	5.3	5.5
Total equity	2,995.8	2,933.4
Total liabilities and stockholders' equity	$14,443.3	$14,657.0

SAFEWAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	12 Weeks Ended
	March 23, 2013	March 24, 2012
OPERATING ACTIVITIES:
Net income before allocation to noncontrolling interest	$118.8	$73.0
Loss from discontinued operations, net of tax	—	8.6
Income from continuing operations, net of tax	118.8	81.6
Reconciliation to net cash flow used by operating activities:
Depreciation expense	251.1	265.8
Property impairment charges	12.1	13.5
Share-based employee compensation	13.6	11.0
LIFO expense	—	0.5
Equity in earnings of unconsolidated affiliate	(4.4)	(3.2)
Net pension and post-retirement benefits expense	30.7	32.9
Contributions to pension and post-retirement benefit plans	(35.3)	(29.9)
Loss (gain) on property dispositions and lease exit costs, net	0.9	(8.0)
(Decrease) increase in accrued claims and other liabilities	(8.5)	2.4
Deferred income taxes	(17.2)	—
Other	10.0	5.5
Changes in working capital items:
Receivables	28.6	19.7
Inventories at FIFO cost	(335.7)	(378.0)
Prepaid expenses and other current assets	(19.9)	(3.6)
Income taxes	(70.7)	(17.2)
Payables and accruals	71.0	55.8
Payables related to third-party gift cards, net of receivables	(600.3)	(590.6)
Net cash flow used by operating activities	(555.2)	(541.8)

INVESTING ACTIVITIES:
Cash paid for property additions	(144.9)	(308.4)
Proceeds from sale of property	8.1	48.8
Proceeds from company-owned life insurance policies	68.7	—
Other	(3.5)	(13.4)
Net cash used by investing activities	(71.6)	(273.0)

FINANCING ACTIVITIES:
Additions to long-term borrowings	614.9	1,277.0
Payments on long-term borrowings	(8.5)	(21.2)
Purchase of treasury stock	—	(990.0)
Dividends paid	(41.9)	(43.8)
Net proceeds from exercise of stock options	14.5	3.7
Other	(7.9)	(5.1)
Net cash flow provided by financing activities	571.1	220.6
Effect of changes in exchange rates on cash	(1.5)	(0.7)
Decrease in cash and equivalents	(57.2)	(594.9)

CASH AND EQUIVALENTS
Beginning of year	352.2	729.4
End of quarter	$295.0	$134.5

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

	12 Weeks Ended
TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA	March 23, 2013		March 24, 2012

Cash paid for capital expenditures	$144.9		$308.4
Stores opened	—		4
Stores closed	3		7
Lifestyle remodels completed	1		—
Stores at end of period	1,638		1,675
Square footage (in millions)	77.4		79.1
Fuel sales	$1,039.2		$1,096.5
Number of fuel stations at end of period	410		402
Decrease in sales from change in Canadian exchange rate	$(10.8)		$(23.9)

TABLE 2: RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SAFEWAY INC. TO ADJUSTED EBITDA

	Rolling Four Quarters			12 Weeks Ended	12 Weeks Ended
	March 23, 2013		Fiscal Year 2012	March 23, 2013	March 24, 2012
Net income attributable to Safeway Inc.	$642.5		$596.5	$118.9	$72.9
Add (subtract):
Property impairment charges and tax benefit from discontinued operations	25.9		27.7	—	1.8
Income taxes	222.7		262.2	2.6	42.1
Interest expense	297.6		304.0	65.0	71.4
Depreciation expense	1,119.6		1,134.3	251.1	265.8
LIFO expense	0.2		0.7	—	0.5
Share-based employee compensation	57.7		55.1	13.6	11.0
Property impairment charges	45.1		46.5	12.1	13.5
Equity in earnings of unconsolidated affiliate	(18.7)		(17.5)	(4.4)	(3.2)
Dividend from unconsolidated affiliate	4.5		0.7	3.8	—
Adjusted EBITDA	$2,397.1		$2,410.2	$462.7	$475.8

Total debt at March 23, 2013	$6,172.4
Less cash and equivalents in excess of $75.0 at March 23, 2013	220.0
Adjusted Debt, as defined by bank credit agreement	$5,952.4

Adjusted EBITDA as a multiple of interest expense	8.05	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	2.48	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Dollars in millions)
(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

	Rolling Four Quarters March 23, 2013	Fiscal Year 2012	12 Weeks Ended March 23, 2013	12 Weeks Ended March 24, 2012

Net cash flow provided (used) by operating activities	$1,556.3	$1,569.7	$(555.2)	$(541.8)
Add (subtract):
Income taxes	222.7	262.2	2.6	42.1
Interest expense	297.6	304.0	65.0	71.4
Deferred income taxes	53.2	36.0	17.2	—
Net pension and post-retirement benefits expense	(148.6)	(150.8)	(30.7)	(32.9)
Contributions to pension and post-retirement benefit plans	164.9	159.5	35.3	29.9
(Increase) decrease in accrued claims and other liabilities	(33.9)	(44.8)	8.5	(2.4)
Gain (loss) on property dispositions and lease exit costs, net	70.2	79.1	(0.9)	8.0
Changes in working capital items	161.1	148.0	927.0	913.9
Lease exit costs from discontinued operations	66.4	59.6	—	(6.8)
Other	(12.8)	(12.3)	(6.1)	(5.6)
Adjusted EBITDA	$2,397.1	$2,410.2	$462.7	$475.8

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW

	12 Weeks Ended
	March 23, 2013	March 24, 2012	Forecasted Range Fiscal 2013
Net cash flow used by operating activities, as reported	$(555.2)	$(541.8)
Decrease in payables related to third-party gift cards, net of receivables	600.3	590.6
Net cash flow from operating activities, as adjusted	45.1	48.8	$1,700.0	$1,900.0
Net cash flow used by investing activities, as reported	(71.6)	(273.0)	(850.0)	(950.0)
Free cash flow	$(26.5)	$(224.2)	$850.0	$950.0

SAFEWAY INC. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(Unaudited)

TABLE 5: IDENTICAL-STORE SALES*
	First
	Quarter
	2013

Including fuel sales	0.7%
Excluding fuel sales	1.5%

* Defined as stores operating in the same period in both the current year and the prior year, comparing sales on a daily basis. Stores that are open during remodeling are included in ID sales. Internet sales are included in ID sales if the store fulfilling the orders is included in the ID sales calculation.

TABLE 6: RECONCILIATION OF FIRST QUARTER 2013 INCOME TAX RATE, AS REPORTED, TO INCOME TAX RATE EXCLUDING TAX BENEFIT FROM COLI AND SETTLEMENT OF FEDERAL INCOME TAX MATTERS
		First
		Quarter
		2013

Income tax rate, as reported		2.1%
Deferred taxes reversed on COLI policies		14.1%
Settlement of federal income tax matters		13.8%
Income tax rate, as adjusted		30.0%

TABLE 7: RECONCILIATION OF FIRST QUARTER 2013 EARNINGS PER DILUTED SHARE, AS REPORTED, TO EARNINGS PER DILUTED SHARE EXCLUDING TAX BENEFIT FROM COLI AND SETTLEMENT OF FEDERAL INCOME TAX MATTERS
		First
		Quarter
		2013
Earnings per diluted share, as reported		$0.49
Deferred taxes reversed on COLI policies		(0.07)
Settlement of federal income tax matters		(0.07)
Earnings per diluted share, as adjusted		$0.35